Exhibit 10.01

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is made as of December 22, 2010, by and among BANK OF AMERICA, N.A. (“Bank”), a national banking association, having an office and place of business located at c/o Special Assets Group, 111 Westminster Street, Mail Sop RI1-102-15-01, Providence, Rhode Island 02903, and WPCS INTERNATIONAL INCORPORATED (“WPCS”), a corporation of the State of Delaware, WPCS INTERNATIONAL – SARASOTA, INC. (formerly Southeastern Communication Services, Inc., herein “Sarasota”) a corporation of the State of Florida, WPCS INTERNATIONAL – ST. LOUIS, INC. (formerly Heinz Corporation, herein “St. Louis”), a corporation of the State of Missouri, WPCS INTERNATIONAL – LAKEWOOD, INC. (formerly Quality Communications & Alarm Company, Inc., herein “Lakewood”), a corporation of the State of New Jersey, WPCS INTERNATIONAL – SUISUN CITY, INC. (formerly Walker Comm Inc., herein “Suisun City”), a corporation of the State of California, WPCS INTERNATIONAL – HARTFORD, INC. (formerly New England Communications Systems, Inc., herein “Hartford”), a corporation of the State of Connecticut, WPCS INTERNATIONAL - SEATTLE, INC. (formerly Major Electric Inc., herein “Seattle”), a corporation of the State of Washington, WPCS INTERNATIONAL – TRENTON, INC. (formerly Voacolo Electric Incorporated, herein “Trenton”), a corporation of the State of New Jersey, and WPCS INTERNATIONAL – PORTLAND, INC., a corporation of the State of Oregon (formerly Midway Electric Company, herein “Portland” and, collectively with WPCS, Sarasota, St. Louis, Lakewood, Suisun City, Hartford, Seattle, and Trenton, “Borrowers”).

BACKGROUND:

WHEREAS, the Bank extended a revolving line of credit of up to $15,000,000.00 (the “Loan”) to Borrowers pursuant to the terms of that certain Loan Agreement dated April 10, 2007 (the “Initial Agreement”), as extended and modified by (i) that certain Amendment No. 1 to Loan Documents dated March 21, 2008 (the “1st Amendment”), (ii) the Joinder and Amendment to Loan Documents No. 1 dated August 7, 2008 (the 1st Joinder Agreement”), (iii) that certain Joinder and Amendment to Loan Documents No. 2 dated June 30, 2009 (the “2nd Joinder Agreement”), (iii) that certain Amendment No. 3 to the Loan Documents dated April 10, 2010 (the “3rd Amendment”), and that certain Waiver and Amendment No. 4 to the Loan Documents dated September 14, 2010 (the “4th Amendment” and, collectively with the Initial Agreement, the 1st Amendment, the 1st Joinder Agreement, the 2nd Joinder Agreement, and the 3rd Amendment, the “Loan Agreement”); and

WHEREAS, prior to the execution of the 3rd Amendment, WPCS International – Auburn, Inc. (formerly Clayborn Contracting Group, Inc.), a corporation of the State of California (“Auburn”), WPCS International – Houston, Inc. (formerly Max Engineering, LLC), a limited liability company of the State of Texas, (“Houston”) and WPCS International -  Sacramento, Inc. (formerly Gomes & Gomes, Inc., d/b/a Empire Electric), a corporation of the State of California, (“Sacramento” and, collectively with Auburn and Houston, the “Merged Borrowers”) were co-borrowers under the Loan Agreement; and

WHEREAS, prior to the execution of the 3rd Amendment, each of the Merged Borrowers merged out of existence with one or more of the Borrowers as survivors; and

WHEREAS, as collateral and security for the payment of, inter alia, all indebtedness due to the Bank under the terms of the Loan Agreement, the Borrowers granted to the Bank, pursuant to the terms of that certain Security Agreement (Multiple Use) dated April 10, 2007 (as modified by the 1st Amendment, the 1st Joinder Agreement and the 2nd Joinder Agreement, the “Security Agreement”), a first priority lien and security interest upon, inter alia, all of Borrowers’ accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles, general intangibles, books and records, all as more fully set forth in the Security Agreement (collectively, the “Personal Property Collateral”); and

WHEREAS, Bank duly perfected its first priority lien upon the Personal Property Collateral by filing the following financing statements under the Uniform Commercial Code (collectively, the “UCC’s”):

Debtor	Filing State	Filing Number	Filing Date

WPCS	Delaware	71553170	04/19/07
Sarasota	FL	200705986371 20090087644X	07/09/07 07/15/09
St. Louis	MO	2007004880G 20090070694J	04/19/07 07/15/09
Lakewood	NJ	24128612 2529085	04/19/07 07/15/09
Suisun City	CA	077110973742 097202444355	04/19/07 07/14/09
Hartford	CT	0002451007 0002704681	04/19/07 07/15/09
Seattle	WA	2008-199-2016-6 2009-125-4745-1 2009-196-2486-5	07/17/08 05/01/09 07/14/09
Trenton	NJ	24854764 25290608	07/17/08 07/15/09
Portland	OR	8254869	05/01/09

WHEREAS, as collateral and security for the payment of, inter alia, all indebtedness due to the Bank under the terms of the Loan Agreement, WPCS granted to the Bank, pursuant to the terms of that certain Mortgage of Shares dated April 30, 2009 (the “Securities Mortgage”) and that certain Deed of Undertaking dated April 30, 2009 (the “Securities Deed” and, collectively with the Securities Mortgage, the “Securities Pledge Documents”), sixty-five (65) ordinary fully paid shares in WPCS Australia Pty Ltd (the “Securities Collateral” and, collectively with the Personal Property Collateral, the “Collateral”); and

WHEREAS, the Loan Agreement, the Security Agreement, the UCC’s, the Securities Pledge Documents, and all other documents and instruments executed and delivered to the Bank by any person or entity in connection with the Loan Agreement or the Obligations (as defined below) are referred to, collectively, in this Agreement as the “Loan Documents”; and

WHEREAS, as of the date of this Agreement, the Borrowers acknowledge and agree that certain Events of Default have occurred under Section 10.15 of the Loan Agreement (the “Existing Events of Default”), as a result of, inter alia, the Borrowers’ anticipated failure to comply, as of the fiscal period ended October 31, 2010, with (i) the $844,000.00 minimum EBITDA requirement set forth in Section 8.3 of the Loan Agreement; and (ii) the maximum Funded Debt to EBITDA ratio of 4.25 to 1.00 set forth in Section 8.25 of the Loan Agreement; and

WHEREAS, the Borrowers acknowledge and agree that: (i) the aforementioned Existing Events of Default have occurred; (ii) the Existing Events of Default constitute events of default under the Security Agreement and the Securities Pledge Documents; (iii) Bank has no obligation to make additional advances or to extend additional credit to Borrowers under the Loan Documents or otherwise; and (iv) by correspondence dated November 12, 2010, the Bank notified the Borrowers of the occurrence of the Existing Events of Default and the Bank’s express reservation of its rights and remedies with respect thereto; and

WHEREAS, the Borrowers acknowledge and agree that the aggregate amount due and owing under the Loan Agreements as of December 13, 2010 is at least Seven Million Six Hundred Thirty Two Thousand Nine Hundred Forty and 23/100 Dollars ($7,632,940.23) (the “Obligations”), consisting of principal outstanding under the Loan Agreement in the amount of $7,626,055.59, unpaid accrued interest, from December 3, 2010 through December 13, 2010, in the amount of $6,884.64, and other outstanding fees and costs; and

WHEREAS, the Borrowers have requested that the Bank forbear from taking present action to collect payment in full of the Loan and enforcing its rights under the Security Agreement and Bank has agreed to do so under the terms and conditions set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Bank and the Borrowers agree as follows:

1. Incorporation of Recitals and Definitions.  Each of the foregoing recitals is hereby acknowledged and affirmed as being accurate and complete and is hereby incorporated as part of this Agreement.  Terms not expressly defined herein shall have the meaning set forth in the Loan Documents.

2. Forbearance Period.  Subject to the satisfaction of the terms and conditions set forth herein, during the period from the date of this Agreement until the date which is the earliest to occur of (a) February 28, 2011, and (b) the date of the occurrence of any one or more of the Events of Termination set forth in this Agreement (the “Forbearance Period”), the Bank will not exercise or enforce its rights or remedies against the Borrowers to which the Bank would be entitled under the terms of the Loan Documents by reason of the occurrence of the Existing Events of Default; provided that such forbearance shall not act as a waiver of the Bank’s right to enforce any such right or remedy after the termination of the Forbearance Period.  Furthermore, nothing contained herein shall be construed as requiring the Bank to extend the Forbearance Period.

3. Forbearance Terms and Conditions.  Notwithstanding anything in the Loan Documents to the contrary, from on and after the date of this Agreement, the Bank and Borrowers agree as follows:

(a) Payments/Borrowing Base Requirements:

(i)
Line of Credit, Payments.  During the Forbearance Period, the Borrowers shall be permitted to borrow, repay and reborrow under the Loan in accordance with the terms of the Loan Agreement, as modified and reduced by this Agreement, and shall make monthly payments of all accrued interest on the third (3rd) day of each successive month. The Borrowers acknowledge that, notwithstanding any modifications to the terms of the Loan as set forth herein, upon the termination of the Forbearance Period the Bank will be entitled to enforce all of its available rights and/or remedies against the Borrowers by reason of the occurrence of the Existing Events of Default, including but not limited to the Bank’s right to accelerate and declare immediately due and payable all sums outstanding under the Loan, together with all other Obligations.

(ii)
Borrowing Base.  During the term of this Agreement, aggregate outstanding advances under the Loan shall be limited to the lesser of (x) Seven Million Six Hundred Thousand Dollars ($7,600,000.00), or (y) the Borrowing Base, as defined below. In the event that the outstanding principal balance of the Loan exceeds the maximum amount permitted to be outstanding at any time, such excess shall be due and payable immediately, without notice or demand.

“Borrowing Base” shall mean the aggregate sum of up to (x) seventy (70%) percent of Eligible Accounts Receivable (as defined in Schedule “A” hereto) which are not more than 90 days past original invoice date, plus (y) thirty (30%) percent of Eligible Inventory (as defined in Schedule “A” hereto) provided that, at no time shall advances against Eligible Inventory be permitted to exceed Five Hundred Thousand Dollars ($500,000.00).

After calculating the Borrowing Base as provided above, the Bank may deduct such reserves as the Bank may establish from time to time in its reasonable credit judgment, including, without limitation, reserves for rent at leased locations subject to statutory or contractual landlord’s liens, dilution, and the amount of estimated maximum exposure, as determined by the Bank from time to time, under any interest rate contracts which the Borrowers enter into with the Bank at any time (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

(iii)
Borrowing Base Certificates.  (x) Not later than December 30, 2010 for the month ended November 30, 2010, and (y) thereafter, during the term of this Agreement, not less frequently than monthly, within thirty (30) days after the end of the month for which the Borrowing Base is being calculated, the Borrowers shall execute and deliver to Bank a Borrowing Base Certificate (in the form of Schedule “B” hereto), which shall be certified as true and accurate by Borrowers’ Chief Financial Officer.

(b) Interest.  Effective from and after January 3, 2011, the per annum interest rate applicable to the Loan shall increase to a fluctuating rate per annum equal at all time to the Prime Rate plus 200 basis points.

The “Prime Rate” is the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate.

(c) Consultant.  At all times during the Forbearance Period, Borrowers shall retain a restructuring or management consultant (the “Consultant”) acceptable to Bank (the firm of Beesley Associates being currently acceptable), which Consultant (i) is expected to, by way of example and not in limitation, review the overall operations of the Borrowers and any subsidiaries, their budget and their business plan and make recommendations with respect thereto, and (ii) shall be permitted to discuss, directly with the Bank, the results of these reviews and their recommendations to Borrowers.

(d) Budget.  Not later than January 15, 2011, the Bank shall receive the Borrowers’ detailed budget and financial projections, on a month by month basis, for the period through April 30, 2011, as reviewed and commented on (in writing) by the Consultant.

(e) Access to Collateral.  At all times and from time to time during the Forbearance Period, at Borrowers’ cost, Bank shall, through its employees or agents, be provided access to Borrowers’ business properties and the Collateral in order to examine the Collateral and to examine, copy and make extracts from any and all books, records and documents in their possession or any independent contractor relating to their affairs or the Collateral.

(f) Field Exams. The Bank shall have the right to conduct a complete and independent field examination of Borrowers’ books and records, from time to time and in the Bank’s sole discretion. The Borrowers shall reimburse the Bank for all costs and expenses (including use of Bank personnel) incurred by the Bank in connection with the conduct of such field examinations immediately upon the Bank’s request.  The Borrowers shall fully cooperate with the Bank’s agents in the conduct of such field examinations and shall make available for review and inspection all books and records as requested by the Bank or the Bank’s agents.

4. Conditions to Effectiveness of Forbearance.  The Bank’s forbearance is further conditioned upon the execution by all parties of this Agreement and (a) the Bank’s receipt of the documents, instruments and agreements listed below, fully executed if applicable by all parties, and in form and substance satisfactory to the Bank, (b) the Bank’s receipt of the amounts specified below, in cash in immediately available funds, and (d) satisfaction of the other requirements set forth below:

(i)            Upon the execution of this Agreement, such enabling resolutions, officer certificates and other documents, agreements and instruments which Bank determines are reasonably necessary to memorialize or carry out the intents and purposes of this Agreement.

(ii)            Upon the execution of this Agreement, in the event that the outstanding principal balance of the Loan exceeds $7,600,000.00, then the Borrowers shall immediately make a payment to the Bank in an amount not less than such excess.

(iii)            Not later than December 29, 2010, as to all Borrowers and all locations, evidence of insurance policies covering hazard, general liability, business interruption or rent insurance, worker’s compensation and other types of insurance as may be required by the Bank in form and amounts and written by companies satisfactory to the Bank, each with standard lender loss payee clauses (providing breach of warranty protection and thirty days’ notice of cancellation) running in favor of the Bank, and naming the Bank as an additional insured thereunder, with evidence, from the insurer, of the payment of the premium therefore.

(iv)            Upon or before the execution of this Agreement, payment by Borrowers of the sum of $1,832.99, representing legal fees and costs incurred in conjunction with the 4th Amendment which remain unreimbursed.

(v)            Not later than December 29, 2010, payment by Borrowers of the out-of-pocket costs and expenses incurred by the Bank from the date of the 4th Amendment through the date of this Agreement in the aggregate amount of $23,954.64, consisting of field examiner fees and costs of $9,225.34 and legal fees and costs of $14,729.30.

(vi)            Payment by Borrowers of a forbearance fee in the amount of Thirty Five Thousand Dollars ($35,000.00) which shall be deemed fully earned, non-refundable and not subject to rebate or proration upon the execution of this Agreement.  Provided also, however, as an accommodation to the Borrowers, if not paid upon the execution of this Agreement, such forbearance fee shall be paid in two (2) equal installments of Seventeen Thousand Five Hundred Dollars ($17,500.00) each, which shall be due and payable on January 3, 2011 and January 31, 2011.

(vii)            No material adverse change has occurred in the condition, financial or otherwise, operations, properties, assets or prospects of Borrowers which has not been disclosed to the Bank prior to the date of this Agreement,  and the Borrowers hereby represent and warrant to Bank that, as of the date of this Agreement, all such occurrences have been disclosed.

(viii)            There being no material threatened or pending litigation or material contingent obligations with respect to the Borrowers, and the Borrowers hereby represent and warrant to Bank that, as of the date of this Agreement, there is no pending litigation and/or outstanding judgments against any of the Borrowers.

5. Cross-Default and Cross-Collateralization.  The Borrowers agree that (a) all Collateral previously, now or hereafter pledged by the Borrowers to the Bank as collateral security for the Loan and/or any other indebtedness, obligations or liabilities of any kind or description of Borrowers to Bank, whether now existing or hereafter arising, shall serve as security for the Loan and all such indebtedness, obligations or liabilities; and (b) a default by any of the Borrowers under the terms of any agreement between the Bank and the Borrowers shall constitute a default as to the Loan and all other indebtedness, obligations or liabilities of the Borrowers to the Bank and under all agreements between the Borrowers and the Bank.  Further, the Borrowers hereby agree to execute and deliver to the Bank any and all documents and to do all things that the Bank may require, in its sole and absolute discretion, to give effect to the cross-collateralization and cross-default of such obligations.

6. Ratification of Loan Documents and Obligations.  Except as expressly modified herein, all terms and conditions of the Loan Documents remain in full force and effect.  The Borrowers hereby reaffirm all of the terms, conditions, representations and warranties of the Loan Documents (except as expressly modified herein) and acknowledge that all of the Obligations are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  The Borrowers acknowledge that all of their obligations, indebtedness and liabilities to Bank under the Loan Documents are joint and several.

7. Events of Termination.  The occurrence of any one or more of the following events shall constitute an “Event of Termination” hereunder, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE: (a) an event of default under the Loan Documents (other than the Existing Events of Default) or any event which, with notice or the passage of time, will constitute an Event of Default; (b) the failure of Borrowers to comply with the terms of this Agreement; (c) the initiation of any federal or state bankruptcy, insolvency or similar proceeding by any Borrower; (d) the initiation of any federal or state bankruptcy, insolvency or similar proceeding against any Borrower which is not dismissed or withdrawn within 60 days after the commencement of such proceeding; (e) the commencement of litigation or legal proceedings by any Borrower against the Bank or any of its affiliates. Upon the occurrence of any Event of Termination, Bank may, at its option and without notice to any Borrower, exercise any and all rights and remedies pursuant to the Loan Documents in such manner as Bank in its sole and exclusive discretion determines.

8. Release of Bank.  By execution of this Agreement, each of the Borrowers acknowledges and confirms that it does not have any offsets, defenses or claims against the Bank, or any of its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted.  To the extent that such offsets, defenses or claims may exist, the Borrowers and each of their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge the Bank, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Bank Affiliates”) of and from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, which Releasors ever had or now have against the Bank and/or Bank Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

9. Lien And Setoff.  Each of the Borrowers hereby grants to Bank a lien, security interest and right of setoff as security for the Loan and all other indebtedness, obligations or liabilities of any kind or description of Borrowers to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of such party, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Bank of America, N.A., or in transit to any of them.  At any time, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any obligation of the Borrowers, as applicable, even though unmatured and regardless of the adequacy of any other collateral securing such liabilities or obligations.  ANY AND ALL RIGHTS OF BORROWERS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THEIR LIABILITY UNDER THE LOAN DOCUMENTS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10. No Waiver by Bank.  Nothing in this Agreement shall extend to or affect in any way any of the Borrowers’ Obligations or any of the rights of Bank and remedies of Bank arising under the Loan Documents, and Bank shall not be deemed to have waived any or all of such rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Documents and which upon Borrowers’ execution and delivery of this Agreement might otherwise exist or which might hereafter occur.  The failure of the Bank at any time or times hereafter to require strict performance by the Borrowers of any of the provisions, warranties, terms and conditions contained herein in this Agreement or in the Loan Documents shall not waive, affect or diminish any right of the Bank at any time or times thereafter to demand strict performance thereof; and, no rights of the Bank hereunder shall be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of the Bank and directed to the Borrowers specifying such waiver.  No waiver by the Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.  All terms and conditions of the Loan Documents remain in full force and effect except to the extent specifically modified by this Agreement.

11. Acknowledgment/Waiver of Legal Counsel.  Each of the Borrowers represent and warrant that (a) it is represented by legal counsel of their choice, or (b) it has knowingly and intentionally waived its right to have legal counsel of its choice review and represent it with respect to the negotiation and preparation of this Agreement; and, in either event that it is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.

12. Entire Agreement; Binding Affect.  This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth herein.  This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.  Nothing in this Agreement or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Loan Documents.

13. Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt.  Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Bank:                                                Bank of America, N.A.
Attention:  Edmond T. Giorgi, V.P.
Special Assets Group
111 Westminster Street
Mail Stop RI1-102-15-01
Providence, Rhode Island 02903
Facsimile No.:  401-278-5356

With a copy to:                                    Wilson Elser Moskowitz Edelman & Dicker, LLP
                Attention:  Daniel F. Flores, Esq.
150 East 42nd Street
New York, New York 10017-5639
Facsimile No.:  212-490-3038

To Borrowers:                                       c/o WPCS International Incorporated
One East Uwchlan Avenue, Suite 301
Exton, Pennsylvania 19341
Attn:  Joseph A. Heater, CFO
Facsimile No.:  610-903-0401

With a copy to:                                     Sichenzia Ross Friedman Ference LLP
Attention:  Thomas A. Rose, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Facsimile No.:  212-930-9725

14. Fees, Costs and Expenses.  Borrowers shall pay to and reimburse Bank, immediately upon presentation of an invoice and to the extent not reimbursed as of the execution of this Agreement, for all out-of-pocket fees, costs and expenses (including but not limited to audit fees, search fees, and attorneys’ fees, costs and expenses) incurred by Bank at any time in connection with the administration of the Loan, the preparation and execution of this Agreement, or the Loan Documents, including but not limited to post-judgment attorneys’ fees, expenses and collection costs.

15. Governing Law, Jurisdiction and Venue.  It is the desire and intention of the parties that this Agreement shall be in all respects interpreted according to the laws of the State of New York (the “State”). Each Borrower specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the State with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing.  Each Borrower agrees that the execution and performance of this Agreement shall have a State situs and accordingly, consents to personal jurisdiction in the State.

16. Organization and Authority.  Each Borrower represents and warrants that it is duly organized, validly existing and in legal good standing in the State of its incorporation as identified in the preamble to this Agreement and that it has the power and authority to enter into this Agreement.

17. Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

18. Captions.  Section headings and captions are provided for convenience of reference only and do not constitute part of the substance of this Agreement.

19. WAIVER OF JURY TRIAL.  EACH OF THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE UNDERLYING TRANSACTIONS.  EACH OF THE BORROWERS CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement as an instrument under seal as of the day and year first written above.

BANK OF AMERICA, N.A.

By:	/s/ EDMOND T. GIORGI
Edmond T. Giorgi,
Vice President

ATTEST/WITNESS:		WPCS INTERNATIONAL INCORPORATED
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – SARASOTA, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – ST. LOUIS, INC
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – LAKEWOOD, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – SUISUN CITY, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – HARTFORD, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

WPCS INTERNATIONAL - SEATTLE, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – TRENTON, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

WPCS INTERNATIONAL – PORTLAND, INC.
By:	/s/HUIJUAN WANG	By:	/s/ JOSEPH HEATER
Print Name:	Huijuan Wang	Print Name:	Joseph Heater
Print Title:	Witness	Print Title:	Authorized Signatory

[CORPORATE NOTARY ACKNOWLEDGMENT FOLLOWS]

CORPORATE ACKNOWLEDGMENT

STATE OF ____________________	:
SS	:
COUNTY OF____________________	:

BE IT REMEMBERED, that on this _____ day of December, 2010, before me the subscriber, a Notary Public of the State and County aforesaid, personally appeared Joseph Heater, being by me duly sworn on her oath, deposed and made proof to my satisfaction, that he is an authorized signatory of WPCS International Incorporated, WPCS International-Sarasota, Inc., WPCS International-St. Louis, Inc., WPCS International-Lakewood, Inc., WPCS International-Suisun City, Inc., WPCS International-Hartford, Inc., WPCS International-Seattle, Inc., and WPCS International-Trenton, Inc., and WPCS International Portland, Inc., the corporations named in the within instrument, that the execution of the within instrument was duly authorized by all requisite corporate action; and that he executed the within instrument in his capacity as such authorized signatory, as and for the voluntary act and deed of said corporation.

WITNESS my hand and seal the day and year aforesaid.

Notary Public

My commission expires:

SCHEDULE A

DEFINITION

“Eligible Accounts Receivable” shall mean those accounts receivable which are due and payable within 90 days from the original date of invoice; which are not outstanding more than 90 days after the original date of invoice; which comply with all of the terms, conditions, warranties and representations made to the Bank under the Loan Agreement and the other Loan Documents; and which are otherwise acceptable in all respects to the Bank.  Eligible Accounts Receivable shall not include the following: (a) accounts with respect to which the account debtor is an officer, director, employee, or agent of the Borrowers or an affiliate or subsidiary of Borrowers; (b) accounts with respect to which goods are placed on consignment, guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment by the account debtor may be conditional; (c) invoices for deposits, and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill; (d) accounts with respect to which the account debtor is not domiciled in the United States of America; (e) accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (f) accounts with respect to which the account debtor is a federal governmental authority; (g) all accounts owing by any account debtor if fifty percent (50%) or more of the accounts due from such account debtor are deemed not to be eligible accounts hereunder; (h) accounts with respect to which the Bank does not for any reason have a perfected first priority security interest and lien; (i) accounts with respect to which the Borrowers are or may become liable to the account debtor for goods sold or services rendered by the account debtor to the Borrowers, to the extent of the Borrowers’ existing or potential liability to such account debtor; (j) accounts with respect to which the account debtor has disputed any liability, or the account debtor has made any claim with respect to any other account due to the Borrowers, or the account is otherwise subject to any right of setoff deduction, breach of warranty or other defense, dispute or counterclaim by the account debtor; (k) that portion of the accounts owed by any single account debtor which exceeds twenty percent (20%) of all of the accounts; (l) those portions of any accounts representing late fees, service charges, interest, retainage, amounts subject to rebate, or commission amounts, but only to the aggregate extent of such portions; (m) accounts of an account debtor where, to Borrowers’ knowledge, the account debtor is located in a state which requires a Notice of Business Activities Report or similar report to be filed and the applicable Borrower or the account debtor, as applicable, has not filed same for the current year, or where the Account Debtor is not otherwise authorized to transact business in said state, or where the account debtor is not in good standing in such state; (n) accounts owed by any account debtor which is insolvent or is the subject of an insolvency proceeding; (o) that portion or any accounts represented by contract rights, documents, instruments, chattel paper or general intangibles; (p) any and all accounts of an account debtor whose credit worthiness is not satisfactory to the Bank in its sole credit judgment based on information available to the Bank; (q) accounts deemed by the Bank to constitute customer deposits, advanced payments or prepayments; (r) accounts which are subject to an actual or contingent claim by a bonding company; and (s) the amount of any potential offset against accounts representing billings in excess of costs.  References to percentages of all accounts are based on dollar amount of accounts, and not number of accounts.  Anything to the contrary notwithstanding, the Bank shall have the right, in its sole and absolute discretion, to classify any accounts receivable as not being Eligible Accounts Receivable.

“Eligible Inventory” shall mean that portion of the Borrowers’ inventory of raw material and finished goods held for sale by the Borrowers, normally and currently saleable in the ordinary course of the Borrowers’ business, and which at all time pertinent hereto is of good and merchantable quality, free from defects, as to which the Bank has a perfected first priority security interest and lien, and which is located at premises (i) owned by the Borrowers; or (ii) as to which the landlord has delivered in favor of the Bank a duly executed landlord waiver (in form and substance acceptable to the Bank in its sole discretion); or (iii) such other premises which have been approved and been deemed by the Bank to be an acceptable location, in the Bank’s sole discretion; and as to which the Borrowers have satisfied all terms, conditions, warranties and representations of the Loan Agreement and the other Loan Documents; but Eligible Inventory does not include any of the following: (a) catalogs and other promotional materials of any kind; (b) work in process; (c) any returned items; (d) any damaged, defective or recalled items; (e) any obsolete items; (f) any items used as demonstrators, prototypes or salesmen’s samples; (g) any items of inventory which have been consigned to the Borrowers or as to which a person claims a lien; (h) any items of inventory which have been consigned by the Borrowers to a consignee; (i) packing and shipping materials; (j) inventory located in retail stores; and (k) inventory which in the reasonable judgment of the Bank is considered to be slow moving or otherwise not merchantable.  Eligible Inventory shall be valued at the lower of (a) cost, (b) market value, or (c) the valuation consistent with that employed in the preparation of the financial statements of the Borrowers required under the Loan Agreement.  Anything to the contrary notwithstanding, the Bank shall have the right, in its sole and absolute discretion, to classify any inventory as not being Eligible Inventory; provided also however, no Inventory sold or financed by Motorola Inc. shall be Eligible Inventory.

SCHEDULE B

FORM OF MONTHLY BORROWING BASE CERTIFICATE
Borrowing Base Certificate as of _________________

	To: Bank of America	Re: WPCS International Incorporated
Att:		and its eight (8) subsidiary co-borrowers
(the “Borrowers”)
Accounts Receivable:

	Total Accounts Receivable	$__________________
Less:	A/R over 90 days past invoice	$__________________
Other (Cross – Aged, Contra, Affiliated A/R
	per Forbearance Agreement Sch. A)	$__________________

	Eligible Domestic Receivables	$__________________
$__________________ (a)

	Total Inventory as of ___/___/___:	$__________________
Less:	Inventory located in retail stores	$__________________
	Other (Packing Materials and other	$__________________
per Forbearance Agreement Sch. A)
	Eligible Inventory	$__________________ (b)

Availability on Inventory (lessor of 30% of (b) or $500,000)		$__________________ (c)
$__________________
	TOTAL AVAILABILITY on A/R & INV (a+c)	$__________________
Plus Over – Advance (per Forbearance Agreement)
	TOTAL AVAILABILITY	$__________________ (d)

	Maximum Availability : Revolving Credit	$7,600,000.00 (e)

Maximum amount that can be borrowed
	{ lessor of (d) or (e) }	$__________________ (f)

Outstanding on Revolving Credit Line
	(as of date hereof):	$__________________ (g)

	Net Availability for borrowing on this date (f) minus (g)	$__________________

The undersigned represents and warrants that:
(A)  The information provided above and in the accompanying supporting documentation is true, complete and correct, and complies fully with the conditions, terms and covenants of the Forbearance Agreement dated 12 /22/ 10
(B)  Since the date of the last financial statement or certification furnished to the Bank:
(a) There has been no material adverse change in the financial condition or operations of the undersigned; and
(b) There is no event which is, or with notice or lapse of time or both would be, an Event of Termination under the Forbearance Agreement.

On behalf of WPCS International Incorporated and all other Borrowers

By: ________________________________________                                                                                                                     Date:  _____________
Name:
Title (as to each Borrower)